UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2018
ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii	001-35492	45-4849780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440
Honolulu, Hawaii 96801
(Address of principal executive office and zip code)

(808) 525-6611
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 if this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 if this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 24, 2018, the Company held its Annual Meeting of Shareholders at which: (i) ten directors to the Company’s Board of Directors were elected, (ii) executive compensation was approved in an advisory vote, and (iii) the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm was ratified. The number of votes for, against, or withheld, as well as the number of abstentions and broker non-votes, as to each matter voted upon at the Annual Meeting of Shareholders, were as follows:

(i) Election of Directors	For	Withheld	Broker Non-Votes
Christopher J. Benjamin	56,699,888	2,489,165	7,561,552
W. Allen Doane	58,203,631	985,422	7,561,552
Robert S. Harrison	52,547,009	6,642,044	7,561,552
David C. Hulihee	56,697,325	2,491,728	7,561,552
Stanley M. Kuriyama	56,678,177	2,510,876	7,561,552
Thomas A. Lewis, Jr.	58,235,665	953,388	7,561,552
Douglas M. Pasquale	57,795,229	1,393,824	7,561,552
Michele K. Saito	58,244,606	944,447	7,561,552
Jenai S. Wall	58,243,975	945,078	7,561,552
Eric K. Yeaman	52,517,306	6,671,747	7,561,552

(ii) Advisory Vote on Executive Compensation	For	Against	Abstain	Broker Non-Votes
	57,182,379	1,401,579	605,095	7,561,552

(iii) Ratification of Appointment of Independent Registered Public Accounting Firm	For	Against	Abstain	Broker Non-Votes
	66,177,100	500,812	72,693	-0-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 30, 2018

ALEXANDER & BALDWIN, INC.

/s/ James E. Mead
James E. Mead
Executive Vice President and Chief Financial Officer